Exhibit 10.10
AMENDMENT TO THE BUILDERS FIRSTSOURCE, INC.
MANAGEMENT INCENTIVE PLAN
     THIS AMENDMENT (this “Amendment”) to the Builders FirstSource, Inc. Management Incentive Plan is made this 29th day of October, 2008.
     1. The Plan is hereby amended by deleting the third paragraph of Section 5 and replacing it with the following:
     “Time and Form of Payment. All payments in respect of Awards shall be made in cash and shall be paid no later than March 15 of the calendar year following the calendar year in which the relevant Performance Period ends.”
     2. Except as expressly amended hereby, the terms of the Plan, as previously amended, shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

Builders FirstSource, Inc.
By:	/s/ Donald F. McAleenan
Senior Vice President